UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information provided under Item 3.02 of this Current Report on Form 8-K with respect to the execution of the Transaction Agreement (as defined in Item 3.02 hereof), including the issuance by Clean Energy Fuels Corp. (the “Company”) to Amazon.com NV Investment Holdings LLC (“Amazon Holdings”), a subsidiary of Amazon.com, Inc. (“Amazon”), of the Warrant (as defined in Item 3.02 hereof), is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On April 16, 2021, in connection with execution of a Project Addendum to Fuel Pricing Agreement with Amazon Logistics, Inc., a subsidiary of Amazon (“Fuel Agreement”), the Company entered into a Transaction Agreement with Amazon (the “Transaction Agreement”), pursuant to which, among other things, the Company issued to Amazon Holdings a warrant (the “Warrant”) to purchase up to an aggregate of 53,141,755 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) subject to adjustment and vesting in accordance with the terms and conditions set forth in the Warrant.

Pursuant to the terms of the Warrant, the Warrant Shares vest in multiple tranches. The first tranche of 13,283,445 Warrant Shares vested in connection with the execution of the Fuel Agreement. Subsequent tranches will vest over time based on discretionary fuel purchases by Amazon and its affiliates, up to a total of $500 million, pursuant to the Fuel Agreement. In addition, in the event of certain acquisition transactions involving the Company under conditions as set forth in the Warrant, all unvested Warrant Shares will automatically vest and become exercisable. Subject to vesting and certain conditions set forth therein, the Warrant may be exercised, in whole or in part, at any time before April 16, 2031 at an exercise price of $13.49 per share, which was determined based on the 30-day volume-weighted average price for the Common Stock as of April 15, 2021. Both the exercise price and the number of Warrant Shares subject to purchase pursuant to the Warrant are subject to customary anti-dilution adjustments, including a requirement that in the event the Company issues, or commits to issue, any equity securities in a financing to raise capital within six (6) months after the issuance of the Warrant, the number of Warrant Shares will be increased to a number of shares that would represent 19.999% of the outstanding Common Stock on a fully diluted basis after giving effect to such financing.

Pursuant to the terms of the Transaction Agreement, the Company is required to use its commercially reasonable efforts to obtain the approval of its stockholders with respect to the issuance of Warrant Shares in excess of 50,595,531 shares of Common Stock (such number of shares, the “Share Cap”), as may be required pursuant to the Nasdaq Global Select Market’s (“Nasdaq”) Listing Rule 5635(b) (the “Stockholder Approval”). Until the Stockholder Approval is obtained, Nasdaq Listing Rule 5635(b) may restrict the issuance of shares of Common Stock exceeding the Share Cap pursuant to, and upon the exercise of, the Warrant. In connection with obtaining the Stockholder Approval and pursuant to the Transaction Agreement, the Company agreed to file a proxy statement and hold a meeting of the Company’s stockholders as promptly as practicable to obtain the Stockholder Approval. To the extent the Stockholder Approval is not obtained at such stockholder meeting, at Amazon’s request, the Company is required to cause another stockholder meeting to be held every twelve (12) months until either the Stockholder Approval is obtained, or the term of the Warrant expires. The Company intends to seek the Stockholder Approval at its 2021 annual meeting of stockholders, which is scheduled to be held in June 2021.

Amazon Holdings may not exercise the Warrant to the extent such exercise would cause Amazon Holdings to beneficially own more than 4.999% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (excluding any unvested portion of the Warrant) (the “Beneficial Ownership Limitation”). Amazon Holdings may, however, waive or modify the Beneficial Ownership Limitation by providing written notice to the Company sixty-one (61) days before such waiver or modification becomes effective (or immediately upon written notice to the Company to the extent the Company is subject to certain acquisition transactions pursuant to a tender or exchange offer).

Under the Transaction Agreement, the Company also granted Amazon customary registration rights with respect to the Warrant Shares. The Transaction Agreement also limits Amazon’s ability to transfer the Warrant to certain unaffiliated third parties and imposes customary standstill limitations on Amazon if, and so long as, Amazon and its subsidiaries beneficially own at least 5% of the outstanding Common Stock.

The Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) or under any state securities law and were offered and issued, as applicable, in reliance upon the exemption from registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act. The Company did not engage in a general solicitation or advertising regarding the issuance of the Warrant. Amazon has represented to the Company its intention to acquire the Warrant and Warrant Shares for investment purposes only and not with a view toward their resale, distribution or other disposition in violation of the Securities Act or any applicable state securities laws, and appropriate legends will be affixed to the Warrant and the Warrant Shares.

This Item 3.02 contains only a brief description of the material terms of the Transaction Agreement and the Warrant and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Transaction Agreement and Warrant, which are attached hereto as Exhibit 10.27 and Exhibit 4.4, respectively.

Item 7.01	Regulation FD Disclosure.

On April 19, 2021, the Company issued a press release announcing the execution of the Fuel Agreement and the Transaction Agreement and issuance of the Warrant. A copy of such press release is attached hereto as Exhibit 99.1

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

A significant portion of the outstanding Common Stock is Beneficially Owned by two equityholders, each of which may have interests that differ from the Company’s other stockholders and which now or in the future may be able to influence the Company’s corporate decisions, including a change of control.

After giving effect to the issuance of the Warrant, Total Marketing Services, S.E. (“TMS”), a wholly owned subsidiary of Total, beneficially owns 20.1% of the outstanding Common Stock (excluding 7,898,021 shares of Common Stock that are the subject of a voting agreement, dated May 9, 2018, among TMS, the Company and all of the Company’s then-directors and officers), and the Warrant is currently exercisable by Amazon Holdings for Warrant Shares representing 4.999% of the outstanding Common Stock. Subject to vesting of the Warrant and receipt of the Stockholder Approval, the Warrant will be exercisable for up to 19.999% of the outstanding Common Stock on a fully diluted basis (determined at the time of issuance of the Warrant), subject to certain anti-dilution provisions, and Amazon Holding’s beneficial ownership will initially be contractually limited to the Beneficial Ownership Limitation unless Amazon Holdings gives the Company sixty one (61) days’ notice that it is waiving such limitation.

Total or other large stockholders may be able to influence or control matters requiring approval by our stockholders, including the election of directors and mergers, acquisitions, or other extraordinary transactions. Amazon, through ownership by Amazon Holdings, could become a large stockholder if the Warrant were to vest further through additional fuel purchases from the Company pursuant to the Fuel Agreement, and Amazon Holdings were to exercise the Warrant to purchase vested Warrant Shares and waive the Beneficial Ownership Limitation. Large stockholders may have interests that differ from other stockholders and may vote or otherwise act in ways with which the Company or other stockholders disagree or that may be adverse to other stockholders’ interests. A concentration of stock ownership may also have the effect of delaying, preventing or deterring a change of control of the Company, which could deprive the Company’s stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of the Company and could affect the market price of Common Stock. Conversely, such a concentration of stock ownership may facilitate a change of control under terms other stockholders may not find favorable or at a time when other stockholders may prefer not to sell.

Sales of large amounts of Common Stock by large stockholders, or the perception that such sales may occur, could cause the market price of the Common Stock to decline, regardless of the state of the Company’s business. The Common Stock held by TMS and the Common Stock underlying the Warrants held by Amazon may be sold in the public market under Rule 144 or in registered sales or offerings pursuant to registration rights held by each stockholder.

Expected Impact on Financial Results.

The issuance of the Warrant described in this Current Report on Form 8-K is expected to result in non-cash contra revenue charges of approximately $76 million, which will impact the Company’s operating income for the year ended December 31, 2021. As a result, the Company plans to revise its previously published guidance regarding GAAP net income (loss) attributable to the Company for 2021 and expects to publish updated guidance for 2021, together with its announcement of financial results for the first quarter of 2021, in May 2021.

Capital Expenditures.

We expect to deploy $45 million to $60 million in capital expenditures to build fueling stations that will support RNG fueling volume contracted to Amazon during the year ended December 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.4*	Warrant to Purchase Common Stock of Clean Energy Fuels Corp., between Clean Energy Fuels Corp. and Amazon.com NV Investment Holdings LLC, dated as of April 16, 2021
10.27†	Transaction Agreement, between Clean Energy Fuels Corp. and Amazon.com, Inc., dated as of April 16, 2021
99.1	Press Release, dated April 19, 2021, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Certain portions of this document have been omitted pursuant to a request for conditional treatment and the non-public information has been filed separately with the Securities and Exchange Commission.

†	Certain portions of this document that constitute confidential information have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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